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                                                                    EXHIBIT 10.3

                             EMPLOYMENT AGREEMENT
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          THIS AGREEMENT is made as of December 29, 1997, between Tuesday
Morning Corporation, a Delaware corporation (the "Company"), and Jerry M. Smith
                                                  -------
("Executive").
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          The execution and delivery of this Agreement by the Company and
Executive is a condition to consummation of the merger (the "Merger")
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contemplated in the Agreement and Plan of Merger, dated as of September 12,
1997, among Madison Dearborn Partners II, L.P., Tuesday Morning Acquisition Corp., a Delaware corporation, and the Company.

          In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Employment. The Company shall employ Executive, and Executive
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hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the effectiveness of the Merger and ending as provided in paragraph 4 hereof (the "Employment Period").
                                                          -----------------

          2.   Position and Duties.
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          (a)  During the Employment Period, Executive shall serve as the
President and Chief Executive Officer of the Company and shall have the normal duties, responsibilities and authority consistent with such titles, subject to the power of the Board of Directors of the Company (the "Board") to expand or
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limit such duties, responsibilities and authority. Executive's duties shall include searching for, recruiting and training his successor. Executive shall, with appropriate support from the Company, use his reasonable best efforts to recruit his successor within the first 18 months of the Employment Period and train his successor in the unique operations of the Company during the remainder of the Employment Period. It is understood by the parties hereto that when a successor is hired, such successor may replace Executive as President of the Company; provided, that such succession shall in no way affect any of the other terms hereunder. Notwithstanding any replacement of Executive by a successor for the role of President, Executive shall continue as Chief Executive Officer for the duration of the Employment Period. Executive will also serve as a director of the Company during the Employment Period. Upon the termination of the Employment Period, Executive shall resign as a director of the Company.

          (b) Executive shall report to the Board and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.
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          3.   Salary, Benefits and Bonus.
               --------------------------

          (a) During the Employment Period, Executive's base salary shall be $475,000 per annum or such higher rate as the Board may designate from time to time (the "Base Salary"), payable in regular installments in accordance with the
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Company's general payroll practices and subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company and its subsidiaries are generally eligible, and Executive shall be entitled to five weeks of paid vacation each year. Executive's employee benefits and perquisites shall be maintained at their current levels during the Employment Period.

          (b) In addition to the Base Salary, the Board shall award a bonus to Executive following the end of each fiscal year during the Employment Period beginning in 1998 of up to 50% of the Base Salary for such fiscal year based upon performance relative to mutually acceptable goals (both financial and qualitative) determined at the beginning of the fiscal year.

          (c) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies with respect to travel, entertainment and other business expenses, subject to the Company's requirements with respect to reporting and documentation of such expenses.

          4.   Term.
               ----

          (a) Unless renewed by the mutual agreement of the Company and Executive, the Employment Period shall end on December 31, 2000; provided that
(i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or permanent disability or incapacity (as determined by the Board in its good faith judgment) and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause.

          (b) If (i) the Employment Period is terminated by the Company without Cause prior to December 31, 2000 or (ii) the Employment Period terminates due to Executive's resignation following a directive by the Company to re-locate his residence outside the Dallas, Texas area, then Executive shall be entitled to receive, if Executive has not breached and does not breach the provisions of paragraphs 5 and 6 hereof, his Base Salary at the rate then in effect through December 31, 2000 and a bonus promptly after the first anniversary of such termination equal to the bonus to which he would have been entitled (based upon performance relative to goals as described in paragraph 3(b)) for the portion of the fiscal year in which termination occurs.

          (c) If the Employment Period is terminated by the Company for Cause, Executive shall be entitled to receive his Base Salary through the date of termination.

          (d) If the Employment Period is terminated pursuant to clause (a)(i) above, Executive or his estate's duly authorized representative shall be entitled to receive his Base Salary

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for six months following such termination and a bonus promptly after such  six-
month period in an amount calculated as provided in clause (b) above.

          (e) All of Executive's rights to benefits, except as required by law (such as "COBRA"), and, except as otherwise provided herein, to bonuses hereunder shall cease upon termination of the Employment Period. Upon such termination, the Company may offset any amounts Executive owes it or its subsidiaries against any amounts it owes Executive hereunder.

          (f)  For purposes of this Agreement, "Cause" shall mean (i) the
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commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its subsidiaries, (ii) conduct tending to bring the Company or any of its subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its subsidiaries or (v) any other material breach of this Agreement.

          5.   Confidential Information. Executive acknowledges that the
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information, observations and data obtained by him while employed by the Company
(including prior to the date of this Agreement) concerning the business or affairs of the Company and its subsidiaries ("Confidential Information") are the
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property of the Company and its subsidiaries. Therefore, Executive agrees that he shall not disclose to any unauthorized person or use for his own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Executive's acts or omissions. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information or the business of the Company or any subsidiary which he may then possess or have under his control.

          6.   Non-Compete, Non-Solicitation.
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          (a)  In further consideration of the compensation to be paid to
Executive hereunder, Executive acknowledges that in the course of his employment with the Company he has become and will continue to be familiar with the Company's and its subsidiaries' trade secrets and with other Confidential Information and that his services have been and shall be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that, during the Employment Period and for three years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in,
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manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its subsidiaries, as such businesses exist or are in process on the date of the termination of Executive's employment, within any geographical area in which the Company or its subsidiaries engage or plan to engage in such businesses. Nothing herein shall prohibit Executive from being a passive owner or not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

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          (b)  During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any subsidiary to leave the employ of the Company or such subsidiary, or in any way interfere with the relationship between the Company or any subsidiary and any employee thereof, (ii) hire any person who was an employee of the Company or any subsidiary at any time during the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any subsidiary to cease doing business with the Company or such subsidiary, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary (including, without limitation, making any negative statements or communications about the Company or its subsidiaries).

          (c) If, at the time of enforcement of this paragraph 6, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 6 are reasonable.

          (d) Because Executive's services are unique and because Executive has access to Confidential Information, the parties hereto agree that money damages would not be an adequate remedy for any breach of this Agreement. In the event of the breach or a threatened breach by Executive of any of the provisions of this paragraph 6, the Company, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 6, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

          7.   Executive's Representations. Executive hereby represents and
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warrants to the Company that (a) the execution, delivery and performance of this
Agreement by Executive do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound, (b) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity and (c) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein.

          8.   The Company's Representations.  The Company hereby represents and
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warrants to Executive that (a) the execution, delivery and performance of this
Agreement have been duly authorized by all requisite action on the part of the Company and do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order or decree to which the Company or any of its subsidiaries is a party or by which any of them is bound and

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(b) upon the execution and delivery of this Agreement by Executive, this
Agreement shall be the valid and binding obligation of the Company, enforceable in accordance with its terms.

          9.   Survival. Paragraphs 4(b), 5 and 6 and paragraphs 9 through 17
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shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

          10.  Notices.  Any notice provided for in this Agreement shall be in
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writing and shall be either personally delivered, or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

          Notices to Executive:
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          Mr. Jerry M. Smith
          3250 Potomac
          Dallas, TX  75205

          Notices to Company:
          ------------------

          Tuesday Morning Corporation
          c/o Madison Dearborn Partners, Inc.
          Three First National Plaza
          Suite 3800
          Chicago, IL  60602
          Attention:  William J. Hunckler, III

          with a copy to:

          Carter W. Emerson, P.C.
          Kirkland & Ellis
          200 East Randolph Drive
          Chicago, IL  60601

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or mailed.

          11.  Severability. Whenever possible, each provision of this Agreement
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shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

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          12.  Complete Agreement. This Agreement embodies the complete
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agreement and understanding among the parties with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          13.  No Strict Construction. The language used in this Agreement shall
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be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

          14.  Counterparts.  This Agreement may be executed in separate
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counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          15.  Successors and Assigns. This Agreement is intended to bind and
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inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

          16.  Choice of Law. All issues and questions concerning the
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construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

          17.  Amendment and Waiver. The provisions of this Agreement may be
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amended or waived only with the prior written consent of the Company and
Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall effect the validity, binding effect or enforceability of this Agreement.

                 *          *          *          *          *

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          IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.


                                   TUESDAY MORNING CORPORATION



                                   By_____________________________________

                                   Its____________________________________




                                   _______________________________________
                                   Jerry M. Smith